Exhibit 10.4

World Surveillance Group, Inc

Term Sheet

May 5, 2014

Issuer:                                                   World Surveillance Group, Inc (the “Company”)

Listing/Ticker:                                   WSGI

Issue Size:                                            Up to $1,000,000

Type of Offering:                                 Registered direct offering of up to $1,000,000 of Common Stock.

Price:	Investors in this Issue will negotiate a price with the Company at the time the Company’s registration goes effective.

Investors:	One or more accredited investors (the “Investors”). All of the Investors will invest on the same terms.

Registration Requirements:
The Company must file a registration statement with the Securities and Exchange Commission with respect to registering shares of Common Stock for resale.  Upon the registration statement going effective, the Investors will negotiate one or more direct investments into the company in exchange for registered shares of Common Stock.  The registration statement shall not include any other securities of the Company except for consulting shares issued in conjunction with the contemplated transaction.

Non-Binding:
This term sheet is for discussion purposes only, does not represent an offer and is not binding on the parties hereto or any other investor and no party will be obligated or bound in any manner unless and until a final, definitive agreement is executed by authorized representatives of the parties.  Further, this term sheet does not create any obligation on the parties to commence or continue negotiations with the other parties or to enter into any agreements.  Each party will be responsible for all of its own costs and expenses relating to discussing this term sheet and negotiating and entering into the proposed agreements.  The provisions below regarding “Confidentiality”, “No Shop” and “Governing Law” shall be legally binding obligations on the parties hereto.

Confidentiality:
No party will make any public announcement of the signing of this term sheet or the transactions contemplated hereby or of the pendency of discussions between the parties or disclose the contents of this term sheet without the consent of the other party hereto (other than to an Investor or its legal and other advisors), except as otherwise required by law.

No Shop:	The Company agrees to keep the contents of this term sheet and the names of the parties with whom it has been negotiating with in confidence until the Closing.

Governing Law:	This term sheet will be governed by and construed in accordance with the laws of New York without regard to the principles of conflicts of law of any jurisdiction.

The foregoing accurately summarizes the understanding and agreement of the parties with respect to the matters covered by this term sheet as of the day and year first above written.

World Surveillance Group, Inc

By:/s/ Glenn D. Estrella
Name: Glenn D. Estrella
Title: President

Investors

By:________________________
Name:
Title: